                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)        DECEMBER 15, 2004
                                                  ------------------------------


                     UNITED AMERICAN HEALTHCARE CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          MICHIGAN                 000-18839                  38-2526913
---------------------------       ------------       ---------------------------
(State or other jurisdiction      (Commission               (IRS Employer
of incorporation)                 File Number)           Identification No.)


300 RIVER PLACE, SUITE 4950, DETROIT, MICHIGAN                  48027
--------------------------------------------------------------------------------
  (Address of principal executive offices)                   (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE        (313) 393-4571
                                                   -----------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act.
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act.
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Company's wholly owned subsidiary, OmniCare Health Plan, Inc., in Tennessee ("OmniCare"), is one of a number of managed care organizations ("MCOs") having contracts with TennCare, a State of Tennessee program that provides medical benefits to Medicaid and working uninsured and uninsurable recipients. For all its contracted MCOs, TennCare earlier changed its reimbursement system to an administrative services only ("ASO") program for an initially declared 18-month stabilization period (July 1, 2002 through December 31, 2003), during which the MCOs - including OmniCare - had no medical cost risk (i.e., no risk for medical losses), earned fixed administrative fees, were subject to increased oversight, and may incur financial penalties for not achieving certain performance requirements. Through contractual amendments in the past two years, TennCare extended the ASO reimbursement system applicable to OmniCare, first through June 30, 2004, and then through December 31, 2004. TennCare recently provided OmniCare a further written amendment, which OmniCare has signed and sent back to be signed by TennCare, extending through December 31, 2005, the ASO reimbursement system applicable to OmniCare.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 15, 2004                UNITED AMERICAN HEALTHCARE CORPORATION


                                         By:   /s/ Stephen D. Harris
                                             ---------------------------------
                                             Name:   Stephen D. Harris
                                             Title:  Chief Financial Officer